Exhibit 99.2

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of May 6, 2015, by and between Breathe eCig Corp., a Nevada corporation (the “Company”) and Christopher Clark (“Director”) (together, the “Parties”).

R E C I T A L S

WHEREAS, Director was appointed a member of the Company’s Board of Directors (the “Board”) on January 16, 2015 and further has served as an officer of the Company and its subsidiaries,

WHEREAS, Director provided legal services to Company pursuant to the terms of an Engagement Agreement, dated as of September 9, 2014 (the “Engagement Agreement”),

WHEREAS, Company acknowledges that certain compensation is owed to Director for his prior service to company as a director, officer, advisor, and attorney, and

WHEREAS, Director has decided to conclude his tenure on the Board on the terms set forth in the Company’s corporate bylaws and this Agreement and terminate his legal engagement and the Engagement Agreement, and the Parties desire to resolve, fully and finally, all outstanding matters between them, including outstanding compensation due to Director.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	DIRECTOR’S RESIGNATION; TERMINATION OF ENGAGEMENT.

a.            .  Director and the Company have determined to separate and terminate all formal relationships between the Parties.  Accordingly, the Parties hereby agree on to memorialize the resignation of Director from the Board and any other offices currently held by Director for the Company and any of its subsidiaries or affiliated entities effective as of the date of this fully executed Agreement (the “Separation Date”).  As of the Separation Date, Director shall no longer be a member of the Board or officer in any capacity of the Company or any subsidiary or affiliated entity of the Company, and the Parties agree to execute any additional documents necessary or convenient to effect such resignations.  Director acknowledges that his resignation was not the result of any disagreement with Company policies and practices.

b.         As of the Separation Date, Director and the Company also agree to terminate the Engagement Agreement between the Parties and cease Director’s representation of the Company.  The Company acknowledges the referenced termination and agrees to waive any applicable notice provisions set forth in the Engagement Agreement.

c.        Director will receive from the Company the following compensation, each which was previously accrued and unpaid prior to the Separation Date: (i) THIRTY TWO THOUSAND FIVE HUNDRED FIFTY DOLLARS ($32,550) in unpaid director compensation (the “Unpaid Director Compensation”), (ii) three million (3,000,000) shares of common stock in the Company, and (iii), as more fully provided in Section 7, rights to indemnification and the benefit of an insurance policy covering liability Director may incur by virtue of his role as a director and officer of the Company.  This compensation is expressly in addition to any other rights Director may have under the Company’s Articles of Incorporation, Bylaws, or separate indemnification agreement, as applicable.

d.      The Unpaid Director Compensation shall be remitted as follows: (i) EIGHT THOUSAND ONE HUNDRED THIRTY-SEVEN DOLLARS AND 50 CENTS ($8,137.50) shall be remitted upon the Separation Date by wire transfer to the account stated on the final invoice attached hereto as Exhibit A, and (ii) the balance shall be remitted in equal monthly installments due on the first calendar date of each month beginning on June 1, 2015 of not less than EIGHT THOUSAND ONE HUNDRED THIRTY-SEVEN DOLLARS AND 50 CENTS ($8,137.50).  These remaining payments shall continue until the balance of Unpaid Director Compensation is paid in full.

d.        Upon the Separation Date, Director shall return to the Company the keys and any other Company property or documents maintained by Director for the Company’s use or benefit, provided that Director shall be entitled to retain any files or correspondence he prepared or received for archival purposes.

e.        The Company will pay directly or reimburse Director for the reasonable legal fees and costs of negotiating this Agreement and will reimburse Director for out-of-pocket security and other business-related expenses incurred in the course of the transactions contemplated hereby.

2.            EQUITY ISSUANCE.   In consideration of any and all other amounts, contingent or otherwise, which may or may not be due to Director by the Company, the Company shall issue to Director FOUR HUNDRED THOUSAND (400,000) shares of the Company’s common stock, par value $0.001 (the “Shares”).  The Shares shall be “restricted securities” as such term is defined by the Securities Act of 1933, as amended.  The Shares shall be delivered within 7 business days.

3.             REPRESENTATIONS.  Director and the Company make the following representations, each of which is an important consideration to the other party’s willingness to enter into this Agreement:

a.             Each of the Parties represents and warrants to the other that they knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that neither of the Parties was fraudulently induced nor coerced to enter into this Agreement.  Each of the Parties also acknowledges and agrees that the remuneration set forth in Sections 1 and 2 above are all amounts, contingent or otherwise, which are due to Director by the Company as of the Separation Date (except for any indemnification rights set forth herein).

b.             Each of the Parties represents and warrants to the other that they have the capacity and authority to enter into this Agreement and be bound by its terms and that, when executed, this Agreement will constitute a valid and binding agreement of such Party enforceable against such Party in accordance with its terms.

c.                 The Company represents and warrants to the Director that the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in (i) a violation of the Company’s bylaws, (ii) a violation of any law, judgment, or order applicable to the Company, or (iii) a conflict with, or result in a breach of, or constitute a default, or give rise to any right of termination, acceleration or cancellation, under any material contract of the Company.

4.             CONTINUING OBLIGATIONS.  Except as set forth herein, dated as of the date hereof, Director has no other continuing obligations to Company.

5.             MUTUAL NON-DISPARAGEMENT.  For the twelve (12) month period following the Separation Date, (i) Director will not knowingly disparage or make any derogatory statements regarding the Company, its directors, or its officers, and (ii) the Company will instruct all officers, directors and employees of the Company not to knowingly disparage or make any derogatory statements regarding Director or his personal or business reputation, practices, or conduct; provided, that the foregoing restrictions shall not apply to any statements by Director or the Company that are made truthfully in response to a subpoena or as otherwise required by applicable law or other compulsory legal, regulatory, or administrative process.

6.             COOPERATION.  Director agrees that, upon written request of the Company, and he will make himself reasonably available, taking into account his other business and personal commitments, to cooperate (a) with the Company, its subsidiaries and affiliates and any of their officers, directors, shareholders, or employees in connection with any investigation or review by the Company or any federal, state or local regulatory, quasi-regulatory or self-governing authority as any such investigation or review relates to events or occurrences that transpired while Director was on the Board and in respect of which Director has knowledge, and (b) with respect to transition matters (collectively, “Cooperation”).  Specifically, Director agrees to communicate with the Chief Executive Officer of the Company no less than once every twenty-one calendar days regarding any ongoing investigations relating to the Company under Section 6(a) above that existed as of the Separation Date until such investigations are formally concluded.  In no event shall Director be required to provide any Cooperation if such Cooperation is adverse to Director’s legal or business interests.  In addition, Director shall not be required to provide more than ten (10) full calendar days per year of Cooperation to the Company pursuant to this Section 6.  For these purposes, Cooperation by Director entailing three or more hours during a single day shall be treated as a full day of Cooperation.  Director’s Cooperation shall include but not be limited to being available to meet with officers or employees of the Company and/or the Company’s counsel at mutually convenient times and locations, executing accurate and truthful documents and taking such other actions as may reasonably be requested by the Company and/or the Company’s counsel to effectuate the foregoing.  Director shall be entitled to reimbursement for his reasonable out-of-pocket expenses for such Cooperation (including travel costs and reasonable legal fees to the extent Director reasonably believes that separate representation is warranted, and Director shall be entitled to an honorarium of $500 per hour of Cooperation; provided, however, Director shall not be entitled to any remuneration for Cooperation with currently existing matters relating to Section 6(a) above.  Notwithstanding the foregoing, the provisions of this Section 6 with respect to reimbursement of expenses shall in no way affect Director’s rights to be indemnified and/or advanced expenses in accordance with the Company’s corporate documents and/or in accordance with this Agreement.  Regarding prospective joint venture partners that Director has already began high level discussions with, Company and Director shall agree under a separate written agreement for consideration before any benefits are to be received by the Company from these partners.

7.             INDEMNIFICATION.

a.        Subject to applicable law, Director will be provided indemnification to the maximum extent permitted by the Company’s Bylaws and Certificate of Incorporation.  Such indemnification shall be on terms no less favorable than those provided to any other Company executive officer or director.  The rights to indemnification conferred hereby shall include, to the extent permitted by applicable law, the right to be paid by the Company the legal fees and other costs, expenses and disbursements incurred in defending any action, suit, proceeding or investigation with respect to which Director is entitled to indemnification in advance of its final disposition subject to receipt by the Company of an undertaking by Director to repay such amount, or a portion thereof, if it shall ultimately be adjudicated that Director is not entitled to be indemnified by the Company pursuant hereto or as otherwise permitted by law, but such repayment by Director shall only be in an amount ultimately adjudicated to exceed the amount for which Director was entitled to be indemnified.  The advances to be made pursuant to such right shall be paid by the Company to Director promptly following receipt by the Company of invoices or other evidence reasonably satisfactory to the Company.

b.        From the date hereof for a period extending ten (7) years following the Separation Date (or such longer period, if any, as may be provided under the Company's Certificate of Incorporation and Bylaws) (i) Director will continue to be indemnified under the Company's Certificate of Incorporation and Bylaws at least to the same extent as prior to the Separation Date, and (ii) Director shall be covered by industry standard directors' and officers' liability insurance and a fiduciary liability insurance policies by reputable insurance companies which shall cover the entire tenure of Director’s service with the Company.  Director shall have the right to review the applicable policies to ensure they are customary and provide adequate protection.

8.             CONFIDENTIALITY.   Each Party agrees that the terms and conditions of this Agreement, as well as the discussions that led to the terms and conditions of this Agreement (collectively referred to as the "Confidential Separation Information") are intended to remain confidential between Director and Company. Director further agrees that he will not disclose the Confidential Separation Information to any other persons, except that Director may disclose such information to his family members and to his attorney(s), advisor(s) and accountant(s), if any, to the extent needed for legal or investment advice or income tax reporting purposes. When releasing this information to any such person, Director shall advise the person receiving the information of its confidential nature. Neither Director, the Company, nor anyone to whom the Confidential Separation Information has been disclosed, will respond to, or in any way participate in or contribute to, any public discussion, notice or other publicity concerning the Confidential Separation Information; provided however, that Company shall not be prohibited from filing this Agreement and related agreements with the Securities and Exchange Commission and/or other governmental agencies to the extent required by applicable laws or regulations. Nothing in this section will preclude Director or Company from disclosing information required in response to a subpoena (or similar request) duly issued by a court of law, regulatory body, or a government agency having jurisdiction or power to compel such disclosure, or from giving full, truthful and cooperative answers in response to a duly issued subpoena or as otherwise may be required by law, regulatory, or administrative process.  Nothing in this paragraph will preclude the Director and Company from working together to draft and file the required disclosures under the Securities and Exchange Act Forms 8-K, 10-Q and 10-K.  Company and Director shall also announce Director's resignation through a mutually agreed upon press release that will also be incorporated into this agreement by reference as Exhibit B.

9.             DISPUTE RESOLUTION.  The Parties agree that any and all disputes arising out of the terms of this Agreement, Director’s tenure on the Board, and provision of services to the Company, service as an officer or director of the Company, or Director’s compensation and benefits, their interpretation, and any of the matters herein released, will be subject to the exclusive jurisdiction of the state and federal courts or appropriate jurisdiction located in New York, New York.  The parties hereby waive any objection to such venue on the basis of improper or inconvenient forum.

10.          GOVERNING LAW.  This Agreement, its exhibits, and all rights, duties, and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its choice of law rules, except as preempted by federal law and, solely to the extent applicable, the corporate laws of the State of Nevada.

11.          SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Director upon Director’s death, and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

12.          AMENDMENTS.  This Agreement may not be amended or modified other than by a written instrument signed by an authorized representative of the Company and Director.

13.          DESCRIPTIVE HEADINGS.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.          COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile and .pdf signatures will suffice as original signatures.

15.          NOTICES.  All notices hereunder shall be in writing and delivered personally or sent by United States registered or certified mail, postage prepaid and return receipt requested:

If to the Company:
Breathe eCig Corp.
322 Nancy Lynn Ln, Suite 7
Knoxville, TN 37919
josh@breathecig.com
(865)337-7549
jquick@quicklawgroup.com

If to Director:
Christopher R. Clark
P.O. Box 8204
Atlanta, GA 31106
c.rankin.clark@gmail.com
(305)240-6844

16.          ENTIRE AGREEMENT.  This Agreement and its exhibits set forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements, and understandings of every kind and nature between the Parties hereto, and neither Party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement.

17.          WAIVER OF BREACH.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

18.          SEVERABILITY.  If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

19.                MUTUALITY OF DRAFTING.  Each Party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice.  Each party has cooperated in the drafting, negotiation and preparation of this Agreement.  Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date set forth above.

COMPANY: /s/ Joshua Kimmel__________________ By: Joshua Kimmel Title: Chief Executive Officer

DIRECTOR:

/s/ Chris R. Clark_____________________
Christopher R. Clarck

Exhibit A

Final Invoice

Exhibit B

Press Release